UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2011

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1403152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: 913-338-5550
N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

On January 14, 2011, we received a notice from 116 Renner Partners, LLC, the landlord for our headquarters at 16801 W. 116th Street, Lenexa, Kansas 66219, that our lease dated April 2, 2005, as amended, has been terminated for failure to make timely payments of rent and property taxes as required by the lease.

Due to our adverse cash position and suspension of operations, we were not able to make our rental payments for the months of December 2010 and January 2011 or our pro rata share of 2010 property taxes, and have been asked to vacate the premises.  As of the date of this report, our aggregate noncurrent obligation to the landlord is $ 55,776.13. Our monthly rental amount is approximately $17,200.

We intend to file a petition under Chapter 11 of the Bankruptcy Code if we are able to negotiate an orderly sale of our assets in a Chapter 11 proceeding. There can be no assurance any such transaction will occur, nor whether any such Chapter 11 filing and sale of assets would enable us to continue to occupy our building pending completion of the transaction.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The NASDAQ Stock Market notified the Company on January 19, 2011 that it will delist the common stock of ICOP Digital, Inc. ICOP Digital, Inc.’s stock was suspended on January 13, 2011 and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed.

Forward-Looking Statements

This report contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies.  These forward-looking statements include information about possible or assumed financial results of our business, financial condition, liquidity, results of operations, plans and objectives, and trading in our stock.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions and expressions of belief.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made.  Such factors include, among other things, the risks and uncertainties described in “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2009, and our quarterly report on Form 10-Q for the quarter ended September 30, 2010, which are on file with the U.S. Securities and Exchange Commission, and our ability to sell our assets in a Chapter 11 proceeding and whether any such sale would yield sufficient proceeds for distribution to our shareholders. Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 20, 2011	ICOP DIGITAL, INC.

By: /s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer